                            REGISTRATION RIGHTS AGREEMENT

                                    BY AND BETWEEN

                                   DELTAPOINT, INC.

                                         AND

                                     INLET, INC.





                                  NOVEMBER 19, 1997

                                  TABLE OF CONTENTS

                                                                            PAGE

1.   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Restrictions on Transferability . . . . . . . . . . . . . . . . . . . . . 2

3.   Restrictive Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

4.   Notice of Proposed Transfers. . . . . . . . . . . . . . . . . . . . . . . 3

5.   Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (b)  Limitations on Registration Obligation . . . . . . . . . . . . . . . 4
     (c)  Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

6.   Expenses of Registration. . . . . . . . . . . . . . . . . . . . . . . . . 5

7.   Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . 5

8.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

9.   Information by Holder . . . . . . . . . . . . . . . . . . . . . . . . . . 8

10.  Limitations on Registration of Issues of Securities . . . . . . . . . . . 8

11.  Rule 144 Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

12.  No-Action Letter or Opinion of Counsel in Lieu of Registration. . . . . . 9

13.  Transfer or Assignment of Registration Rights . . . . . . . . . . . . . . 9

14.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

15.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

16.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

17.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

18.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

                                   DELTAPOINT, INC.

                            REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "AGREEMENT") is made as of November 19, 1997, by and between DeltaPoint, Inc., a California corporation (the "COMPANY") and Inlet, Inc. (the "SHAREHOLDER").

     A. Concurrent with the execution and delivery of this Agreement, the Shareholder is receiving certain shares (the "SHARES") of the Company's Common Stock pursuant to an Agreement and Plan of Reorganization dated the date hereof (the "Merger Agreement") by and among the Company, Shareholder, Inlet Acquisition Corp. and Inlet Divestiture Corp.

     B. In connection with the receipt of such shares, the Shareholder wishes to obtain certain registration and other rights from the Company and the Company wishes the Shareholder to be subject to certain obligations.

     NOW, THEREFORE, in reliance on the foregoing recitals, and in and for the mutual covenants and consideration set forth herein, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" shall mean the common stock of the Company.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "HOLDER" shall mean any holder, or an assignee under Section 13 hereof, of outstanding Registrable Securities.

          The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRABLE SECURITIES" shall mean the Shares and any shares of Common Stock issued in respect of securities issued pursuant to the conversion of the Shares upon any stock split, stock dividend, recapitalization, substitution, or similar event; provided, however, that Registrable Securities shall not include any (a) shares of Common Stock which have previously been registered, (b) shares of Common Stock which have previously been sold to the public, or (c) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities within any three (3) month period following the Company's initial public offering pursuant to Rule 144 if such securities then held by such Holder constitute less than one percent of the Company's outstanding equity securities.

          "REGISTRATION EXPENSES" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Sections 5 and 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

          "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          "SHARES" shall mean shares of the Company's Common Stock received by the Shareholder pursuant to the terms of the Merger Agreement.

     2. RESTRICTIONS ON TRANSFERABILITY. The Restricted Securities held by the Shareholder shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 14 hereof, to assist in an orderly distribution. The Shareholder will cause any proposed transferee of Restricted Securities held by the Shareholder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement to the extent still applicable or effective.

     3. RESTRICTIVE LEGEND. Each certificate representing (i) the Shares and (ii) any securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

          UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR
          OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN
          OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL
          THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.  COPIES
          OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4(i) or the "no-action" letter referred to in Section 4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required.

     4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 5 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144 promulgated under the Securities Act or for a transfer to a holder's spouse, ancestors, descendants or a trust for any of their benefit, or in transactions involving the distribution without consideration of Restricted Securities by a holder to any of its partners or retired partners or to the estate of any of its partners or retired partners) by either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "NO-ACTION" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above expressly indicates that such legend is not required in order to establish compliance with the Act or if such legend is no longer required pursuant to Rule 144(k).

     5.    REGISTRATION.

          (a) GENERAL. By execution hereof, the Shareholder shall be deemed to have made a request of the Company for registration of the Shareholder's Registrable Securities. As a consequence, prior to the date occurring six months after the date hereof, but subject to the conditions set forth below in Section 5(b) below, the Company shall use its best efforts to effect and complete registration (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of all of such Registrable Securities. If the Company is unsuccessful in effecting and completing such registration of all such Registrable Securities, the Shareholder, or its successors, may thereafter make two (2) more such registration request.

          (b)  LIMITATIONS ON REGISTRATION OBLIGATION.

               (i) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               (ii) If the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing (but not more than twice) for a period of not more than sixty (60) days after the date by which such registration would otherwise be required.

          The registration statement filed pursuant to the request of the Holders, may, subject to the provisions of Section 5(c) below, include other securities of the Company which are held by officers or directors of the Company or any other persons who, by virtue of agreements with the Company in full force and effect as of the date hereof, are entitled to include their securities in any such registration, but the Company shall have no right to include any of its securities in any such registration except as provided in
Section 5(c) below.

          (c) UNDERWRITING. If Holders holding at least 60% of the Shares intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company at least three months prior to the date that registration is to be effected pursuant to
Section 5(a), without regard to the effect of Section 5(b). The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's eligible Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds that are eligible for such registration.

          If officers or directors of the Company shall request inclusion of securities of the Company other than Registrable Securities in any registration pursuant to Section 5, or if holders of securities of the Company who are entitled by contract with the Company in full force and effect as of the date hereof to have securities included in such a registration (such officers, directors, and other shareholders being collectively referred to as the "OTHER SHAREHOLDERS") request such inclusion, the Holders shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on the acceptance by the Other Shareholders of the further applicable provisions of this Agreement. The Company shall (together with all Holders and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the "UNDERWRITER") selected for such underwriting by sixty percent (60%) of the Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 5, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten and so advises the Holders and the Company in writing, then the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing such registration statement and eligible for inclusion in registration and no shares of Other Shareholders shall be included in such registration. No Registrable Securities excluded from the underwriting by reason of the Underwriter's marketing limitation shall be included in such registration.
If any Holder or Other Shareholder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If the Underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     6. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Holders, the registration statement does not become effective, unless such withdrawal is caused by a material adverse change in the business or operations of the Company after such request for registration or unless the Company's securities for its own account are or were included in the Registration and the Company consummates its offering pursuant to such Registration. If the Company is not required to pay any Registration Expenses, then the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request.

     7. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

          (a) Keep such registration effective for a period of one-hundred and eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

          (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 5 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Registrable Securities, provided such underwriting agreement contains customary underwriting provisions, and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions, and provided further that the Underwriter is reasonably acceptable to the Company.

     Notwithstanding the foregoing, the Company shall have the right to suspend sales of Registrable Securities by Holders who propose to sell such Registrable Securities pursuant to Section 5 hereof in the event that the Company determines, in its good faith judgment, that there exists material information regarding the Company that has not been disclosed to the public and which is not disclosed (or incorporated by reference) in the registration statement covering such Registrable Securities (the "UNDISCLOSED MATERIAL INFORMATION"). In furtherance of the foregoing, prior to making any such sale, any such Holder shall furnish to the Company a written notice stating that it intends to make a sale. Within two (2) days of receipt of such notice, the Company shall provide written notice to the Holders proposing to sell Registrable Securities as to whether the Company shall suspend such sale due to the existence of Undisclosed Material Information. The Holders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Company advises such Holders that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable. For such time period that the Holders are not permitted to sell Registrable Securities registered under a registration statement as a result of the application of the provisions of this paragraph, such registration statement shall not be considered effective during such time period for the purpose of any provision of this Agreement that relates to the time period for which such registration statement shall remain effective.

     8.    INDEMNIFICATION.

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, Exchange Act, applicable blue sky law or other state securities laws including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder and Other Shareholder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and Other Shareholder and each of their officers, directors and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating of defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     9. INFORMATION BY HOLDER. Each Holder and each Other Shareholder holding securities included in any registration shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     10. LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company in conflict with the rights granted to the Shareholders hereunder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Agreement and with the rights of the Holders provided in this Agreement.

     11. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date occurring nine months after the date hereof;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Shareholder owns any Restricted Securities, furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date occurring six months after the date hereof), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

     12. NO-ACTION LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION. Notwithstanding anything in this Agreement to the contrary, if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for registration made under this Agreement in the manner in which such Holder proposes to dispose of the Registrable Securities included in such request, or if in the opinion of counsel for the Company concurred in by counsel for such Holder no registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for registration under this Agreement; provided, however, with respect to any Holder who may deemed to be an "AFFILIATE," as that term is defined under Rule 144, if, notwithstanding the opinion of such counsel, the Holder is unable to dispose of all of the Registrable Securities included in his request in the manner in which such Holder so proposes without registration, the Registrable Securities included in such request shall be eligible for registration under this Agreement.

     13. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Shareholder's securities granted to Shareholder by the Company under Section 5 hereof may be transferred or assigned by Shareholder to any of the following persons ("PERMITTED TRANSFEREES"): (i) any partner, former partner or affiliate of such Shareholder or (ii) a transferee or assignee holding at least 100,000 shares of Restricted Securities, provided that the Company is given written notice by Shareholder at the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of a Shareholder under this Agreement.

     14. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California.

     15. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     16. NOTICES, ETC. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given
(i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section:

If to DeltaPoint:             DeltaPoint, Inc.
                              380 El Pueblo Road
                              Scotts Valley, CA 95066
                              Attn: Jeffrey F. Ait

With a copy to:               Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto California 94304-1050
                              Attn: Jeffrey D. Saper, Esq.

If to a Shareholder or any Shareholder's assignee or transferee meeting the requirements of Section 13, at such Shareholder's address set forth on the signature page of this Agreement or at such other address provided to DeltaPoint by such Shareholder or any such assignee or transferee.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     18. AMENDMENTS. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Shareholders (or their assignees to whom Shareholders have expressly assigned their rights in compliance with Section 13 hereof) who then hold at least fifty percent (50%) of the Registrable Securities then held by persons entitled to registration rights hereunder provided further, any such amendment, waiver or modification applies by its terms to each applicable Shareholder and each such assignee and, provided further, that a Shareholder or such assignee hereunder may waive any of such Holder's rights or the Company's obligations hereunder without obtaining the consent of any other Shareholder or assignee.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                              DELTAPOINT, INC.


                              By:
                                  ------------------------------------------
                              Name:  Jeffrey F. Ait
                              Title:  Chief Executive Officer


                              SHAREHOLDER


                              INLET, INC.
                              ----------------------------------------------
                              (Print Name of Shareholder)



                              ----------------------------------------------
                              (Signature of Shareholder or Authorized Signatory)


                              TERRY MILLARD
                              ----------------------------------------------
                              (Print Name and Title of Authorized Signatory)

                              Address:  211 FIRST AVENUE S.E.
                                       -------------------------------------
                                        CEDAR RAPIDS, IOWA 52401
                                       -------------------------------------